UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 5, 2006

                           SAFETEK INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                    33-22175                75-2226896
          --------                    --------                ----------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
    of incorporation)                                        Identification No.)

                                 23 Aminadav St.
                             Tel Aviv, Israel, 67898

                    (Address of principal executive offices)

                                 +972-3-561-3468
              (Registrant's Telephone Number, Including Area Code)

               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 5, 2006, Safetek International, Inc. ("Safetek") appointed Dr. Yigal Koltin as a director. On the same date, Dr. Koltin and Safetek entered into a letter agreement, which sets forth Dr. Koltin's duties and compensation for his services as a director, and an indemnity agreement, pursuant to which Safetek agreed to indemnify Dr. Koltin to the fullest extent permitted by law for liabilities which he may incur in his service as director. On February 5, 2006, Dr. Koltin and Safetek's subsidiary, Oriens Life Sciences (Israel), Ltd. (the "Subsidiary"), entered into a consulting agreement, pursuant to which Dr. Koltin shall provide additional consulting services to Safetek and its Subsidiary, as further described below.

The Letter Agreement

Pursuant to the Letter Agreement, dated February 5, 2006, between Dr. Koltin and Safetek, Dr. Koltin agreed to serve as director of Safetek, maintain in confidence all confidential information of Safetek, and maintain loyalty to Safetek. As compensation for his services as director, Dr. Koltin shall receive the following: (1) $400 for each meeting of the board of directors that he attends, which fee shall be increased to $500 if the aggregate investments made in Safetek after February 5, 2006 exceed $3,000,000; and (2) options to purchase 451,041 shares of Safetek's common stock pursuant to Employee Stock Option Plan adopted by Safetek, which options shall be subject to the execution of an option grant agreement by Dr. Koltin and shall vest as described below.

The exercise price of such options shall be equal to 90% of the last transaction price quoted by NASDAQ or the NASDAQ National Market, as of the date that the option grant agreement is entered into. The options shall vest in twelve equal and consecutive quarterly installments over a period of thirty-six months commencing on the last day of the first quarter following the first annual anniversary year from the agreement date. If Dr. Koltin's engagement as director terminates prior to the full vesting of the options, for any reason whatsoever, the unvested portion of the options shall be cancelled. All options that have vested will be exercisable until three months after the termination of the letter agreement.

The Indemnity Agreement

Pursuant to the Indemnity Agreement, dated February 5, 2006, between Safetek and Dr. Koltin, Safetek agreed to indemnify Dr. Koltin from all liability that he may incur that arises out of his service as a director of Safetek. Pursuant to the general corporation law of Delaware, Safetek shall not be required to indemnify Dr. Koltin if it is established that Dr. Koltin's failure to act constituted a breach of his fiduciary duties as member of the Board of Directors, and such breach involved intentional misconduct, fraud or a knowing violation of law. If Dr. Koltin becomes liable to pay any amount in respect of which he is entitled to be indemnified by Safetek pursuant to the Indemnity Agreement, Safetek shall advance such amount to Dr. Koltin.

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The obligations of Safetek under the Indemnity Agreement shall not terminate or be released upon Dr. Koltin's ceasing to act as a member of the Board of Directors. Such obligations may be terminated or released only by a written instrument executed by Dr. Koltin.

The Consulting Agreement

Pursuant to the Consulting Agreement, dated February 5, 2006, between Dr. Koltin and the Subsidiary, Dr. Koltin agreed to provide certain advisory services as may be requested by the Chief Executive Officer of the Subsidiary from time to time. The term of the consulting agreement commences on February 5, 2006 and will continue until terminated by either party, for or without any reason whatsoever, by providing thirty days' written notice to the other party. As compensation for his consulting services, Dr. Koltin shall receive the following: (1) $250 for each hour of services rendered; and (2) options to purchase 300,694 shares of Safetek's common stock pursuant to Employee Stock Option Plan adopted by Safetek, which options shall be subject to the execution of an option grant agreement by Dr. Koltin and shall vest as described below.

The exercise price of such options shall be equal to 90% of the last transaction price quoted by NASDAQ or the NASDAQ National Market, as of the date that the option grant agreement is entered into. The options shall vest in twelve equal and consecutive quarterly installments over a period of thirty-six months commencing on the last day of the first quarter following the date of the option grant agreement. If Dr. Koltin's engagement as director terminates prior to the full vesting of the options, for any reason whatsoever, the unvested portion of the options shall be cancelled. All options that have vested will be exercisable until three months after the termination of the letter agreement.

For all the terms of the amendment to Dr. Koltin's letter agreement, indemnity agreement, and consulting agreement, reference is hereby made to such agreements annexed hereto respectively as Exhibits 10.1, 10.2, and 10.3. All statements made herein concerning such agreements are qualified by references to said exhibits.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 5.02.

On February 5, 2006, Safetek appointed Dr. Yigal Koltin as a director. Dr. Koltin has a Ph.D. degree from Harvard University (Cambridge, MA), has served as professor of genetics at Tel Aviv University for over twenty years, and has served in various capacities in the pharmaceutical and in the biopharmaceutical industries for twenty-one years.

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In 1992, Dr. Koltin became a founding member of ChemGenics Pharmaceuticals
(Cambridge, MA). In 1997, ChemGenics Pharmaceuticals merged with Millennium Pharmaceuticals (Cambridge, MA). Following such merger, Dr. Koltin initially served as its Vice President of Cell and Molecular Biology and subsequently served as its Vice President of Program Management. From 2000 until June 2003, Dr. Koltin served as its Vice President for international research and development alliance development in Europe and Israel.

Dr. Koltin is not a director in any other reporting companies and has not been affiliated with any company that has filed for bankruptcy within the last five years.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of business acquired.        Not Applicable
(b) Pro forma financial information.                  Not Applicable
(c) Exhibits

Exhibit 10.1 Letter Agreement, dated February 5, 2006, between Safetek International, Inc. and Yigal Koltin

Exhibit 10.2 Indemnity Agreement, dated February 5, 2006, between Safetek International, Inc. and Yigal Koltin

Exhibit 10.3 Consulting Agreement, dated February 5, 2006, between Oriens Life Sciences (Israel), Ltd. and Yigal Koltin





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SAFETEK INTERNATIONAL, INC.
                                              (Registrant)


                                              By:    /s/ Amnon Presler
                                              ---------------------------
                                              Name:  Amnon Presler
                                              Title: Chief Executive Officer

Date:  February 9, 2006

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